Exhibit 10.6

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (the “Agreement”) is dated as of May 5, 2026, by and among (a) CITIUS PHARMACEUTICALS, INC., a Nevada corporation (“Creditor”), and (b) AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Avenue”), as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”) for the benefit of itself and Lenders.

R E C I T A L S

A. CITIUS ONCOLOGY, INC., a Delaware corporation (“Borrower”), together with each other borrower party to the Loan Agreement (as defined below) in such capacity thereto, has requested and/or obtained certain credit accommodations from Lenders which are or may be from time to time secured by assets and property of Borrower and one or more additional borrowers and/or guarantors party to the Loan Agreement in such capacity thereto.

B. Creditor has extended loans or other credit accommodations to Borrower pursuant to that certain Promissory Note, dated as of August 16, 2024, by and among Borrower and Creditor (as may be amended, modified, restated, replaced, refinanced or supplemented from time to time to the extent permitted by this Agreement, the “Promissory Note”).

C. To induce Lenders to extend credit to Borrower and, at any time or from time to time, at Lenders’ option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Lenders may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to Creditor (including, without limitation, principal and premium (if any) under (A) the amounts designated as “Due to Related Party” in the Borrower’s publicly filed quarterly report for the fiscal quarter ending December 31, 2025 (including, without limitation, any interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations relating thereto), and (B) the Promissory Note, including, but not limited to, interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), plus any dividends and/or distributions or other payments pursuant to call, put, or conversion features in connection with equity securities of Borrower issued to or held by Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Lenders; and (ii) all of Creditor’s security interests, if any, to all of Agent’s security interests in Borrower’s property (granted to Agent for the benefit of Lenders); provided, however, the Subordinated Debt shall not include any amounts payable by Borrower or any other borrower party to the Loan Agreement to Creditor from and after the date hereof pursuant to that certain Amended and Restated Shared Services Agreement, dated as of August 9, 2023, by and between Citius Oncology Sub, Inc. and Creditor (as amended from time to time, the “Shared Services Agreement”), including, but not limited to, the Service Fee (as defined in the Shared Services Agreement), out-of-pocket expenses and Indemnified Liabilities (as defined in the Shared Services Agreement).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor acknowledges and agrees that Creditor does not have a lien on or security interest in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral (as defined below), securing the Subordinated Debt. Creditor further acknowledges and agrees that until the Senior Debt has been fully paid in cash and Agent and Lenders’ agreements to lend any funds to Borrower have been terminated, (a) Borrower is prohibited from granting to Creditor any lien on or security interest in any property of Borrower to secure the Subordinated Debt, whether now owned or hereafter acquired, including, without limitation, the Collateral, and (b) Creditor shall not take any lien on or security interest in any property of Borrower whether now owned or hereafter acquired, including the Collateral, to secure the Subordinated Debt. In furtherance but not in limitation of the foregoing, should Creditor obtain a lien on or security interest in any property of Borrower to secure the Subordinated Debt, Creditor subordinates to Agent and Lenders any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interests of Creditor and the security interests of Agent (granted for the ratable benefit of Lenders), all now existing and hereafter arising security interests of Agent in any property of Borrower and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral”, as defined in that certain Loan and Security Agreement by and between (among others) Borrower, the other loan parties party thereto (together with Borrower, individually and collectively, jointly and severally, “Original Borrower”), Agent, Avenue Venture Opportunities Fund II, L.P., a Delaware limited partnership, and Avenue Growth Lending Fund III, L.P., a Delaware limited partnership (together with any other lender from time to time party thereto, each a “Lender” and collectively, the “Lenders”) dated as of May 5, 2026 (as amended, restated, amended and restated, modified, replaced or supplemented from time to time, the “Loan Agreement”), shall at all times be senior to the security interests of Creditor. Creditor hereby (a) acknowledges and consents to (i) Borrower granting to Agent, for the ratable benefit of Lenders, a security interest in the Collateral, (ii) Agent filing any and all financing statements and other documents as deemed necessary by Agent in order to perfect Agent’s security interest, granted for the ratable benefit of Lenders, in the Collateral, and (iii) the entering into of the Loan Agreement and all documents in connection therewith by Borrower, (b) acknowledges and agrees that the Senior Debt (as defined below), the entering into of the Loan Agreement and all documents in connection therewith by Borrower, and the security interest granted by Borrower to Agent, for the ratable benefit of Lenders, in the Collateral shall be permitted under the provisions of the Subordinated Debt documents (notwithstanding any provision of the Subordinated Debt documents to the contrary), (c) acknowledges, agrees and covenants that Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Agent’s security interest, granted for the ratable benefit of Lenders, in the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Agent’s security interest, granted for the ratable benefit of Lenders, in the Collateral (or any portion thereof) shall be unperfected.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Agent or Lenders now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Loan Agreement), together with all costs of collecting such obligations (including reasonable attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”).

3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to any property of Borrower, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower with respect to the Subordinated Debt, until the date that is ninety-one (91) days after (a) the Senior Debt (other than inchoate indemnity obligations) has been fully paid in cash, (b) neither Agent nor Lender have any commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Agent, Lenders and Borrower are terminated. Nothing in the foregoing paragraph shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, Creditor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to Creditor, and Creditor shall not accept any such dividends, distributions or other payments. Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to restrict the contractual rights of Creditor, or the Borrower’s obligations, with respect to any warrants, options, or capital stock that the Borrower may issue to Creditor from time to time, solely to the extent such rights relate to (i) voting, (ii) receipt of information or notices, (iii) inspection rights, (iv) registration rights, (v) anti-dilution adjustments, (vi) preemptive rights or rights of first refusal, (vii) board observation or participation rights, or (viii) conversion or exercise mechanics that do not require any payment of cash, distribution of property, redemption, repurchase, or other transfer of value (whether in cash, securities, or other property) from Borrower to Creditor (other than de minimis cash payments for fractional shares). For the avoidance of doubt, any dividend, distribution, redemption, repurchase, or other payment or transfer of value by Borrower to Creditor (whether in cash, securities, or other property) (other than (A) the issuance of additional equity securities upon exercise or conversion of warrants or options where Creditor pays the applicable exercise or conversion price or (B) de minimis cash payments for fractional shares) shall remain subject to the subordination and payment blockage provisions of this Agreement.

4. Creditor shall promptly deliver to Agent in the form received (except for endorsement or assignment by Creditor where required by Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Agent and each Lender’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

6. Creditor shall give Agent prompt written notice of the occurrence of any default or event of default under any document, instrument or agreement evidencing or relating to the Subordinated Debt, and shall, simultaneously with giving any notice of default to Borrower, provide Agent with a copy of any notice of default given to Borrower. Creditor acknowledges and agrees that any default or event of default under the Subordinated Debt documents shall be deemed to be a default and an event of default under the Senior Debt documents.

7. Until the Senior Debt (other than inchoate indemnity obligations) has been fully paid in cash and Agent and each Lender’s obligations owing to Borrower have been terminated, Creditor irrevocably appoints Agent as Creditor’s attorney-in-fact, and grants to Agent a power of attorney with full power of substitution, in the name of Creditor or in the name of Agent, for the use and benefit of Agent, without notice to Creditor, to perform at Agent’s option the following acts in any Insolvency Proceeding involving Borrower: (i) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 10 days before the expiration of the time to file claims in such Insolvency Proceeding and if Agent elects, in its sole discretion, to file such claim or; and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Agent deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing: (x) until the Senior Debt has been fully paid in cash and Agent and Lenders’ agreements to lend any funds to Borrower have been terminated, Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) Creditor shall not assert, without the prior written consent of Agent, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Agent may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Agent, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Agent, Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Agent has consented to, or supports, such sale or disposition of such assets.

8. Creditor represents and warrants that Creditor has provided Agent with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. By the execution of this Agreement, Creditor hereby authorizes Agent to amend any financing statements filed by Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Avenue Venture Opportunities Fund II, L.P., in its capacity as administrative and collateral agent, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Avenue Venture Opportunities Fund II, L.P. in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Avenue Venture Opportunities Fund II, L.P..”

9. Creditor shall not amend the terms of any Subordinated Debt unless Borrower and/or Creditor provides Agent with not less than ten (10) Business Days’ written notice (or such shorter period as consented to by Agent) and without the prior written consent of Agent if the amendment is (a) adverse to Agent or Lenders or (b) impairs the rights of Agent under this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interests or liens that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Subordinated Debt, or (b) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Agent shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower except in accordance with the terms of the Senior Debt. Upon written notice from Agent to Creditor of Agent’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Agent (or by Borrower with consent of Agent), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and Creditor shall upon written request by Agent, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof (other than inchoate indemnity obligations), with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Agent as attorney in fact for Creditor with full power of substitution to release Creditor’s liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

10. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by Agent or any Lender for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Agent, for distribution to Lenders in accordance with the terms of the Loan Agreement, all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Agent may take such actions with respect to the Senior Debt and the Collateral as Agent, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral , judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any of the Collateral, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Agent’s rights hereunder. Until the Senior Debt has been fully paid in cash and Agent and Lenders’ agreements to lend any funds to Borrower have been terminated, Creditor agrees not to assert against Lender (a) any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Creditor a guarantor or surety; (b) the right, if any, to require Lender to marshal or otherwise require Lender to proceed to dispose of or foreclose upon any of the Collateral in any manner or order; and (c) any right of subrogation, contribution, reimbursement, or indemnity which it may have against Borrower arising directly or indirectly out of this Agreement.

11. All necessary action on the part of Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally. The execution, delivery and performance of and compliance with this Agreement by Creditor will not (a) result in any material violation or default of any term of any of Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.

12. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Agent and/or any Lender, provided, however, Creditor agrees that, prior and as conditions precedent to Creditor assigning all or any portion of the Subordinated Debt: (a) Creditor shall give Agent prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Creditor. This Agreement shall remain effective until terminated in writing by Agent. This Agreement is solely for the benefit of Creditor and Agent and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Agent makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13. Creditor hereby agrees to execute such documents and/or take such further action as Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Agent.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF CREDITOR AND AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF CREDITOR AND AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW. In the event of any conflict between the terms of this Agreement and the terms of any Subordinated Debt Document (including, without limitation, the Promissory Note), the terms of this Agreement shall govern and control as between Creditor and Agent, regardless of any contrary choice of law provision contained in any Subordinated Debt Document. Creditor acknowledges and agrees that the Subordinated Debt Documents shall be interpreted in a manner consistent with the subordination provisions set forth herein, and any provision of the Subordinated Debt Documents that would, if enforced, violate or be inconsistent with the terms of this Agreement shall be deemed modified to the extent necessary to give effect to the terms of this Agreement.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, CREDITOR AND AGENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. CREDITOR AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

16. RESERVED.

17. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Agent or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Agent.

18. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CREDITOR:

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chairman and Chief Executive Officer

[Signature Page to Subordination Agreement - Creditor]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address for Notices:

[***]

[Signature Page to Subordination Agreement - Agent]

The undersigned approves of the terms of this Agreement.

BORROWER:

CITIUS ONCOLOGY, INC.

By:
Name:	Leonard Mazur
Title:	Chief Executive Officer and President

Address for Notices:

[***]

[Signature Page to Subordination Agreement - Borrower]